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EXHIBIT 10.32


[UNITED STATIONERS LOGO]
--------------------------------------------------------
EXECUTIVE OFFICES
2200 E. GOLF ROAD
DES Plaines, IL 60016-1267
708/699-5000

                                                      February 13, 1995



Mr. Ergin Uskup
1910 S. Ridge Road
Lake Forest, Illinois 60045


Dear Ergin:

This letter supplements and, where inconsistent, supercedes the prior correspondence dated January 7, 1994, February 10, 1994 and October 19, 1994 between you and Bob Cornell.

     It is contemplated that United Stationers Inc. may enter into a transaction with Associated Holdings, Inc. which would result in a Change in Control of the Company. It is in the best interests of the Company and its stockholders that you continue to concentrate on the conduct of the business of the Company, and be encouraged to maintain your employment relationship with United Stationers Supply Co. after the Change in Control. (United Stationers Inc. and United Stationers Supply Co. are referred to in this letter collectively as the "Company")

     The Company desires to amend the prior correspondence to provide appropriate incentives for you to continue to perform your duties and responsibilities, thereby promoting the stability of the business of the Company both before and after the Change in Control.

     Therefore, the Company agrees, upon your acceptance of the terms and conditions in this letter, that in the event of a Change in Control on or before December 31, 1995, the prior correspondence referred to above shall be supplemented and/or changed as follows:

1. EFFECTIVE DATE. This letter agreement shall become effective on the date the Change in Control occurs.

2. FIRST YEAR SEVERANCE PAYMENT. If, prior to the first anniversary of the Change in Control, your employment is terminated by you for good reason (as defined in paragraph 6 below) or by the Company for any reason other than for cause (as defined in paragraph 7 below), you will be entitled to receive and the Company shall pay you a Severance Payment in the amount of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00). This First Year Severance Payment shall be payable in an initial installment of $151,820.77, and 23 equal monthly installments each in an amount of $8,616.49.


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3. STAY BONUS. Provided you are still employed on the first anniversary of the date of the Change in Control, you will be entitled to receive the sum of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000.00) payable in an initial installment of $80,218.64 and 11 equal monthly installments each in the amount of $8,616.49, commencing within one month after the date you become entitled thereto..

4. CONTINUING SEVERANCE BENEFIT. If your employment is terminated by you for good reason (as defined in paragraph 6 below), or by the Company other than for cause (as defined in paragraph 7 below), at any time after the first anniversary of the Change in Control, you will be entitled to receive and the Company shall pay to you a severance benefit in the amount of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000.00), payable in 12 equal monthly installments of $14,583.34 each commencing within one month after the date you become entitled thereto.

5. TIMING OF AND CONDITIONS FOR PAYMENTS. Payments payable hereunder for First Year Severance Payments or Continuing Severance Payments will commence no later than the first day of the month following: (a) the date on which your employment with the Company terminates and (b) the expiration of the seven-day rescission period following the execution and delivery of the Release and Agreement attached hereto as Exhibit A. Payments payable hereunder for the Stay Bonus will commence no later than the first day of the month following the execution and delivery of the Release and Agreement attached hereto as Exhibit A. The execution and delivery of the Release are conditions precedent to your entitlement to any such payments.

6. TERMINATION FOR GOOD REASON. "Good reason", for which you may terminate your employment immediately upon written notice to the Company, shall mean:

      (a)   the reduction of your salary;

      (b) any material change in your duties which has the effect of materially reducing your status within the Company;

      (c) during the first year after the Change in Control, your exclusion from, or the diminution of your participation in, any profit sharing, pension, incentive compensation, supplemental benefit or other deferred compensation plans to which you were entitled immediately preceding the date on which the Change in Control occurred;

      (d) during the first year after the Change in Control, any material diminution in the fringe benefits as enjoyed by you immediately preceding the date on which the Change in Control occurred;

      (e) any relocation of the Company's headquarters outside of the Chicago metropolitan area; or


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      (f)   the breach by the Company of any of its covenants or obligations under this agreement.

     If your employment is terminated by you for good reason prior to the first anniversary of the Change in Control, you shall be entitled to the First Year Severance Payment. If your employment is terminated by you for good reason on or after the first anniversary of the Change in Control, you shall be entitled to the Continuing Severance Benefit.

7. TERMINATION FOR CAUSE. The Company may terminate your employment immediately upon written notice to you of any breach of any fiduciary duty owed by you to the Company, including, without limitation, engaging in directly competitive acts while employed by the Company.

     If your employment is terminated by the Company for cause, you shall not be entitled to the First Year Severance Payment, the Stay Bonus or the Continuing Severance Payment.

8. CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" means a change in control resulting from an acquisition of USI, whether by amalgamation, consolidation, merger or acquisition of stock, pursuant to which any person or firm, or its or their affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) becomes the owner of more than fifty percent (50%) of the outstanding stock of USI either in value or voting power.

9. MEDICAL BENEFITS. The Company makes the following covenants to you with respect to your medical benefits:

     (a) In the event the United Stationers Medical Plan ("Plan") remains in effect and your employment with the Company terminates for any reason, you (and your covered dependents at the time of such termination of employment) shall be entitled to continue to participate in the Plan until you attain age sixty-five
(65), and your spouse shall be entitled to continue to participate, in her own right, in the Plan until she attains age sixty-five (65), under the same terms and conditions applicable to persons who are provided coverage as active employees under the Plan; provided, however, that a minimum $1,000,000 Comprehensive Medical Lifetime Maximum Payment shall remain applicable to you (and your covered dependents at the time of your termination of employment).

     (b) In the event of the termination of the Plan or any cessation of coverage under the Plan not occurring in accordance with the terms of the Plan as in effect on February 13, 1995 (the date any such event first occurs being referred to as the "Coverage Cessation Date"), you shall be entitled to and the Company shall pay to you TWO THOUSAND SEVEN HUNDRED DOLLARS ($2,700.00) per month for the period commencing on the first day of the month following the month in which the Coverage Cessation Date occurs and ending on the first to occur of:

          (i)    the later of the date you or your spouse attains age sixty-five
                 (65);


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          (ii)   in the event of your death, the date your spouse attains age sixty-five (65);

          (iii) the end of the eighteen (18) month period commencing on the Coverage Cessation Date; or

          (iv) the third anniversary of the date on which the Change in Control occurs.

     (c) After the Coverage Cessation Date, the Company shall pay claims or reimburse expenses for those medical expenses which are considered deductible under section 213 of the Internal Revenue Code of 1986, as amended, or any successor provision, (without regard to any applicable threshold for deductibility) to you, subject to the following terms and conditions:

          (i) you (or any of your covered dependents as of the Coverage Cessation Date) are not covered by a medical plan maintained by your then current employer or a medical plan maintained by the employer of your spouse, or has exceeded the lifetime maximum benefit provided in such plan;

          (ii) payment of medical expenses or reimbursement for such claims under this subsection (c) shall not in the aggregate exceed the lesser of the following amounts:

                 (1) a maximum of $300,000 for you and all your dependents (on an aggregate basis) as of the Coverage Cessation Date; or

                 (2) the amount by which $700,000 exceeds the aggregate amount of all medical claims under this subsection (c) for the group of Employees referred to as "Contract Officers" under the Plan (including all covered dependents of such Contract Officers as of the date of the Coverage Cessation Date) prior to the date of the requested payment by the Contract Officer; and

          (iii) Reimbursement for such claims under this subsection shall be made for the period commencing on the Coverage Cessation Date and ending on the first to occur of:

                 (1)   the later of the date you or your spouse attains age 65;

                 (2) in the event of your death, the date your spouse attains age 65;

                 (3) the end of the 18 month period commencing on the Coverage Cessation Date; or

                 (4) the third anniversary of the date on which the Change in Control occurs.


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     The coverage provided under this paragraph 9(c) shall be separate and in addition to the coverage provided under paragraph 9(b) above.

10. BENEFITS TRUST. To secure the payment to you of the First Year Severance Payment and the Stay Bonus provided in paragraphs 2 and 3 above, and the Medical Benefits provided in paragraph 9 above, the Company will establish a trust to be known as the USI Employee Benefits Trust (the "Trust") and provide for you to be a beneficiary thereof. The Company will cause to be furnished to the trustee of the Trust an irrevocable letter of credit, and the trust agreement will require the trustee to draw on the letter of credit to pay the First Year Severance Payment or the Stay Bonus, and the Medical Benefits at such time as you may become entitled thereto. To receive distributions from the Trust, you shall furnish the Trustee with any notices described in the trust agreement.

11. DISPUTE RESOLUTION. If the Company disputes your claim that good reason exists for the termination of your employment pursuant to paragraph 6, or if you dispute the Company's claim that cause exists for your termination pursuant to paragraph 7, and the dispute cannot be resolved between the parties within 30 days, (a) the Trustee shall be notified and the parties shall follow the procedures specified in the Trust Agreement, and (b) the dispute will be submitted for arbitration in accordance with paragraph 12(a) below.

12. MISCELLANEOUS.

     (a) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be submitted for arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

     (b) NOTICES. All notices hereunder shall be given in writing and sent to the party for whom intended by hand delivery or United States mail, postage prepaid, addressed to the party for whom intended as follows:

                  If to the Company:

                           United Stationers Inc.
                           2200 East Golf Road
                           Des Plaines, Illinois 60016
                           Attention:   President

                  If to you, at:

                           1910 S.  Ridge Road
                           Lake Forest, Illinois 60045

or to such other persons or such other addresses as may be designated by written notice served as provided herein.


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     (c) ASSIGNMENT. All rights and benefits in this letter agreement are personal to you and neither this agreement nor any of your rights or interests herein may be voluntarily or involuntarily sold, transferred or assigned by you. Any attempt by you to assign, transfer, pledge or otherwise dispose of any benefits or rights or interests contrary to the foregoing provisions, or the levy or attachment or similar process thereupon, shall be null and void and of no effect and shall relieve the Company of all liabilities hereunder. This agreement shall be binding upon, and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.

     (d) NOT AN EMPLOYMENT CONTRACT. Nothing in this letter shall confer upon you any right to continue in the employ of the Company or interfere in any way with the right of the Company at any time to terminate or modify' the terms and conditions of employment.

     (e) PRIOR CORRESPONDENCE. This letter supplements but does not replace the prior correspondence referred to above between you and Bob Cornell relating to your hiring and employment. Without limitation, the provisions of the Confidentiality and Non-Competition Agreement dated January 7, 1994 remain in full force and effect. To the extent any provisions of this letter may conflict with any provisions of the prior correspondence, the provisions of this letter shall control.

     (f) ATTORNEY'S FEES. If you or your estate or designee prevail in any action to enforce your rights under this letter agreement, you or they shall be entitled to receive your or their attorney's fees, costs and expenses incurred in enforcing your rights under this letter agreement.

     If you agree with the terms of this letter, please sign the acknowledgement copy below and return it to me.



                                   Sincerely,
                                   United Stationers Supply Co.


                                   By:
                                         Vice President, Secretary and
                                         General Counsel


AGREED TO AND SIGNED
this 20TH day of MARCH, 1995.



-----------------------------
Ergin Uskup


-----------------------------


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                                    EXHIBIT A



Mr. Ergin Uskup.
1910 S. Ridge Road
Lake Forest, Illinois


Dear Ergin:

       This sets forth the amount of and the conditions to your [Severance Payment] [Stay Bonus] pursuant to our letter agreement dated February 13, 1995, as a result of [your termination of employment on _______.] [your continued employment through_____.]

1. After you sign and return this Agreement to me, the Company will pay you an amount of [$350,000] [$175,000] payable in an initial installment of $ ______________ paid within one month following [your severance] [the first anniversary of the Change in Control], with 23 [11] equal monthly installments in the amount of $ ___________ each thereafter.

2. In return for the Company's providing the payment described above, you agree as follows:

       A. RELEASE. You WAIVE and RELEASE the Company, its parent and any related or affiliated entities and any predecessor entities to such entities, and each of their officers, directors, employees, shareholders, agents, successors and assigns (collectively, "Released Parties") from any claim, liability, cause of action, damage or charge you have or may have against any of them which arises out of anything occurring before you sign this Agreement, even those which you do not know about or suspect that you may have. This includes, but is not limited to, anything related to your employment or your separation from employment, and extends to all possible claims, under federal, state or local law, including, without limitation, any claims, if any, under the Age Discrimination in Employment Act of 1967, Title Vll of the Civil Rights Act of 1964, the Civil Rights Acts of 1966 and of 1991, the Employment Retirement Income Security Act of 1974, and the Americans with Disabilities Act of 1990. (Of course, this Waiver and Release does not waive your right to receive the [severance] payment described in Paragraph 1 above, or your right to receive reimbursement for ordinary business expenses previously incurred, or for pending medical or worker's compensation claims.)

       B. CONFIDENTIALITY AND NON-COMPETITION. You acknowledge that the provisions of your Confidentiality and Non-Compete Agreement dated January 7, 1994 shall remain in full force and effect and survive the termination of your employment.

3. Should you violate any of the provisions of Paragraph 2, in addition to its other remedies, the Company will be released from any obligation to make the [severance] [Stay Bonus] payments under Paragraph 1, and you shall repay any such payments previously made to you.




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Mr. Ergin Uskup
[Date]
Page 2



4. Should it be necessary for either party to sue to enforce rights hereunder, the defaulting party will pay the prevailing party's expenses, including attorneys' fees, in such litigation.

5. This Agreement takes the place of any oral or written promises, agreements or understandings between the Company and you about any of the subjects of this Agreement. This Agreement cannot be altered or amended except by written agreements signed by both you and the President of the Company.

6. This Agreement shall be governed by Illinois law. If any provision is held overbroad, invalid or unenforceable by a court, you agree to reduce the scope of such provision as the court deems necessary or appropriate to permit its partial enforcement.

7. You acknowledge that you have had ample opportunity to consider all of the terms of this Agreement and to receive independent legal counsel; that you have read and understand the Agreement and its legal effect; that no promise or inducement was made to cause you to make this Agreement other than the severance payment provided in Paragraph 1; and that you sign this Agreement of your own free will based on your own decision. You also acknowledge that you have been given 45 days to consider the terms of this Agreement before signing it, and you understand that you may revoke it by providing me with written notice no later than 7 days after you have signed it.

8. [insert required information for ADEA waiver at time waiver is delivered for signature.]

Please consider all of the above very carefully, and contact me if you have any questions or comments. If you agree with the terms of this Agreement, please sign below and return the Agreement to me.



Sincerely,
United Stationers Supply Co.                    Agreed to and signed
                                                This day of            , 19


By:______________________                       ___________________________

Its                                              Ergin Uskup


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"UNITED STATIONERS SUPPLY CO." [logo]

[LETTERHEAD]

                                  June 29, 2001

Mr.Ergin Uskup
1910 S. Ridge Road
Lake Forest, Illinois 60045

Dear Ergin:

     This letter amends our letter agreement dated February 13, 1995, as previously amended by the letter dated December 20, 1996 from Robert H. Cornell to you ("Agreement").

     You have agreed to resign your position with United Stationers Supply Co. effective June 30, 2001 and assume the position of President of United Stationers Technology Services LLC effective July 1, 2001 ("Transition"). As a result of the Transition, there will be no change to you current title as Senior Vice President of MIS and Chief Information Officer of United Stationers Inc.

     This transfer to United Stationers Technology Services LLC will not constitute "good reason" under Paragraph 6 of the Agreement and will not otherwise entitle you to severance under the Agreement or otherwise. For purposes of the Agreement, "Company" shall hereafter refer collectively to United Stationers Inc., United Stationers Supply Co. and United Stationers Technology Services LLC.

     If you agree to this amendment, please execute the copy of this letter and return it to me. We are very excited about your leading United Technology Services LLC.

                                   Sincerely,

                                   /s/ Susan Maloney Meyer
                                   Susan Maloney Meyer
                                   Senior Vice President
                                   General Counsel


Agreed and Accepted:


/s/ Ergin Uskup
Ergin Uskup
Date Signed:

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"UNITED STATIONERS SUPPLY CO." [logo]

[LETTERHEAD]                              A SUBSIDIARY OF UNITED STATIONERS INC.


February 7, 1996

                             PERSONAL & CONFIDENTIAL

Ergin Uskup
Corporate Office

Dear Ergin,

Tom Sturgess has agreed to provide you with an additional level of protection regarding your retirement benefits, should a change of control occur in the Company after the date of this letter.

Three events must take place before the provisions of this letter apply:

1) A change of control as defined in paragraph 8 of the letter from Otis Halleen, dated February 13, 1995 must have occurred and;

2) Tom Sturgess must leave the employ of the Company at or after such change of control and;

3) Absent cause, you must be (involuntarily) terminated from the Company subsequent to events 1 and 2 above.

If the above events occur, the Company will, with regard to your retirement benefit entitlement, give you credit in the retirement calculation for the loss of Company service you will suffer as a result of your involuntary termination from the date you are released to the date you would attain age 65 years. Your eligible compensation for the years of service loss will be at your actual compensation level at the time of your release, subject to the definition of compensation under the Plan, not to exceed the allowable compensation permitted under IRS regulations. This stipulation is necessary to establish the maximum amount that may properly be provided from the Plan. It does not diminish the Company's obligation to you regarding the $60,470 target as referenced in this correspondence.

Finally, should the above scenarios occur, you will be entitled to a normal retirement benefit at age 65 years from all sources of no less than $60,470, such amount being the sum of entitlements due you from your deferred vested Baxler pension; previous payments made to you from United Stationers during 1995 and final calculations to be made at the time of the above events. Should you elect to take the payments earlier than age 65, the normal reductions of the Company's retirement plan will apply. As necessary, you should refer to my prior correspondence with you relating to your retirement arrangements with the Company, i.e. correspondence dated 12/20/94 and 5/25/95.

Sincerely,


/s/ Robert H. Cornell
Robert H. Cornell
Vice President, Human Resources

RHC/pr

CC:      T. Sturgess
         O. Halleen
         M. Giblin

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"UNITED STATIONERS SUPPLY CO." [logo]

[LETTERHEAD]                              A SUBSIDIARY OF UNITED STATIONERS INC.


          December 20, 1996

          Ergin Uskup
          1910 S. Ridge Road
          Lake Forest, IL 60045

          Dear Ergin,

          This amends our letter agreement dated February 13, 1995. Paragraph 4 of that letter provides for a "Continuing Severance Benefit".

          Paragraph 4 is amended to read as follows:

                  "4. CONTINUING SEVERANCE BENEFIT. If you employment is terminated by you for good reason (as defined in Paragraph 6 below), or by the Company other than for cause (as defined in Paragraph 7 below), at any time after the first anniversary of the Change in Control, you will be entitled to receive and the Company shall pay to you a severance benefit in the amount of one year's base pay as in effect at the time of such termination, payable in 12 equal monthly installments commencing within one month after the date you become entitled thereto."

          If acceptable, please acknowledge the copy of this letter and return it to me.

          Sincerely,


          /s/ Robert H. Cornell
          Robert H. Cornell
          Vice President, Human Resources

          RHC/pr

          cc:  F. Hegi

          ----------------------------------------------------------------------
                               ACKNOWLEDGEMENT OF ACCEPTANCE
          ----------------------------------------------------------------------
          --------------------------------------------- ------------------------

                SIGNED: /s/ Ergin Uskup     DATE: 12/27/96
                           ERGIN USKUP
          --------------------------------------------- ------------------------